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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  June 23, 1999
                                ----------------



                           SPARTA SURGICAL CORPORATION
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                  1-11047                 22-2870438
   ---------------------------     ---------------        ------------------
  (State or other jurisdiction    (Commission File           (IRS Employer
      of incorporation)                Number)            Identification No.)



                              Bernal Corporate Park
                           7068 Koll Center Parkway,
                              Pleasanton, CA 94566
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                    (Address of principal executive offices)



        Registrant's telephone number, including area code (925) 417-8812
                                                            -------------

                                 Not Applicable
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         (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS
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     On June 8, 1999,  the  Registrant,  through  its  wholly-owned  subsidiary,
Sparta Olsen Electrosurgical, Inc., acquired all of the outstanding common stock of Olsen Electrosurgical Instruments, Inc., DBA/Olsen Electrosurgical, Inc. ("Olsen"), a research and developer, manufacturer, marketer and distributor of reusable and disposable electrosurgical instruments and accessories for use in cutting tissue and cauterization during surgical procedures. For its most recent fiscal year ended December 31, 1998, Olsen recorded net sales of approximately $2.4 million and employs 20 full-time employees.

     The acquisition provides for Sparta to issue four hundred thousand (400,000) shares of Common Stock, $0.002 par value. The shares issued are subject to an irrevocable voting trust agreement appointing Thomas F. Reiner, the Sparta's Chairman of the Board, President and CEO, as Trustee with full voting rights over such shares. The Founder and Chairman of Olsen, has been retained by the Company to perform consulting services for a period of five years or unless terminated earlier as provided under the Consulting Agreement. In consideration for the consulting services and subject to the due performance, the Company shall pay to the Consultant a fee of Ten Thousand Dollars each month, which shall be payable in equal monthly installments commencing 30 days after the acquisition. The Company has entered into Employment and Consulting Agreements with Olsen's President and CEO. Under the terms of the Agreements, unless terminated earlier as provided under the agreements, the employee shall be paid an annual base salary in an initial amount of Fifteen Thousand Dollars each month commencing thirty days from the execution of the Employment Agreement until June, 2000 and thereafter for a period of 48 months, the employee shall continue to provide consulting services under a Consulting Agreement, which shall be payable in equal monthly installments at an amount of Twelve Thousand Five Hundred Dollars.

     Sparta will provide audited financial statements of Olsen within sixty (60) days from this date.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SPARTA SURGICAL CORPORATION
                                     (Registrant)



                                     By:  /s/  Thomas F. Reiner
                                         --------------------------------------
                                         Thomas F. Reiner, Chairman of
                                          the Board, President & CEO


Dated:  June 23, 1999